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                                                                    [EX-99.CERT]

                                                                  Exhibit (a)(1)

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

                               ECLIPSE FUNDS INC.
                                  ECLIPSE FUNDS

                       Approved by the Board of Directors
                            of Eclipse Funds Inc. and
                     the Board of Trustees of Eclipse Funds
                             as of December 16, 2003
                   Pursuant to the Sarbanes-Oxley Act of 2002

I. INTRODUCTION AND APPLICATION

Eclipse Funds Inc. and Eclipse Funds (1) recognize the importance of high ethical standards in the conduct of their business and requires this Code of Ethics ("Code") be observed by their principal executive officers (each, a "Covered Officer") (defined below). In accordance with the Sarbanes-Oxley Act of 2002 (the "Act") and the rules promulgated thereunder by the U.S. Securities and Exchange Commission ("SEC") the Funds are required to file reports pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"), and must disclose whether they have adopted a code of ethics applicable to the principal executive officers. The Board, including a majority of the Independent Directors (defined below), has approved this Code as compliant with the requirements of the Act and related SEC rules.

All recipients of the Code are directed to read it carefully, retain it for future reference, and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the relevant Compliance Officer (defined below).

II. PURPOSE

This Code has been adopted by the Board in accordance with the Act and the rules promulgated by the SEC in order to deter wrongdoing and promote:

     - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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(1)  Eclipse Funds and Eclipse Funds Inc. are collectively referred to herein as the "Funds." The Board of Trustees of Eclipse Funds and the Board of Directors of Eclipse Funds Inc. are collectively referred to herein as the "Board" and the Trustees and Directors are collectively